BUTTERFIELD-BLAIR, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 2000

                                       AND

                    FOR THE PERIOD JUNE 29, 1999 (INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                             BUTTERFIELD-BLAIR, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2000

                                       AND

                    FOR THE PERIOD JUNE 29, 1999 (INCEPTION)
                            THROUGH DECEMBER 31, 1999




                                TABLE OF CONTENTS


                                                            Page No.
                                                            --------
Independent Auditor's Report                                   2
Balance Sheets                                                 3
Statements of Operations                                       4
Statements of Stockholders' Equity                             5
Statements of Cash Flows                                       6
Notes To Financial Statements                                7 - 8

                            BUTTERFIELD-BLAIR, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                                 December 31
                                             --------------------
                                               2000       1999
                                             ---------  ---------
                             Assets

Assets                                       $      -   $      -
                                             =========  =========

               Liabilities and Stockholders' Equity


Liabilities                                  $      -   $      -

Stockholders' Equity
  Common Stock, $0.01 par value
    Authorized - 50,000,000 shares
    Subscribed and Paid - 2,186,000 shares
    Issued and Outstanding - None               2,186      2,186

  Additional Paid In Capital                   40,964     40,964

  Accumulated Deficit During
  The Development Stage                       (43,150)   (43,150)
                                             ---------  ---------
                                                    -          -
                                             ---------  ---------
                                             $      -   $      -
                                             =========  =========


See accompanying notes and accountant's report.

                                                                              3.

                             BUTTERFIELD-BLAIR, INC.
                          (A Development Stage Company)

                             STATEMENTS OF OPERATIONS


                                                                   Period
                                                                June 29, 1999
                                           Year Ended        (Inception) Through
                                        December 31, 2000     December 31, 1999
                                       -------------------  ---------------------

Revenues                               $                -   $                  -
                                       -------------------  ---------------------

Expenses
  Consulting Fees                                       -                 41,800
  Organization Costs                                    -                  1,350
                                       -------------------  ---------------------
                                                        -                 43,150
                                       -------------------  ---------------------

Net Income (Loss)                                       -                (43,150)

Accumulated Deficit - Beginning                   (43,150)                     -
                                       -------------------  ---------------------

Deficit Accumulated Through The
     Development Stage - Ending        $          (43,150)  $            (43,150)
                                       ===================  =====================


Net (Loss) Per Common Share (Note le)                   -   $              (0.02)


Weighted Average Of Common
     Shares Outstanding                         2,186,000              1,763,505


See accompanying notes and accountant's report.


                                                                              4.

                              BUTTERFIELD-BLAIR, INC.
                           (A Development Stage Company)

                         STATEMENT OF STOCKHOLDERS' EQUITY

                           YEAR ENDED DECEMBER 31, 2000

                                        AND

                     FOR THE PERIOD JUNE 29, 1999 (INCEPTION)
                             THROUGH DECEMBER 31, 1999


                           Common Stock
                        Subscribed and Paid
                          Shares Unissued        Additional
                           0.01 Par Value         Paid In    Accumulated
                         Shares      Amount       Capital      Deficit     Total
                        ---------  -----------  ------------  ---------  ---------
Balance
  June 29, 1999 -               -  $         -  $          -  $      -   $      -

Common stock
  subscribed by
  incorporators for
  expenses on
  June 29, 1999         1,350,000        1,350             -         -      1,350

Common stock
  subscribed through
  private placement
  memorandum for cash
  and expenses on
  October 1, 1999         836,000          836        40,964               41,800

Net (loss) from
  June 29, 1999
  (Inception) through
  December 31, 1999             -            -             -   (43,150)   (43,150)
                        ---------  -----------  ------------  ---------  ---------

Balance -
  December 31, 1999     2,186,000        2,186        40,964   (43,150)         -

Net income - year
  ended December
  31, 2000                      -            -             -         -          -
                        ---------  -----------  ------------  ---------  ---------

Balance -
  December 31, 2000     2,186,000  $     2,186  $     40,964  $(43,150)  $      -
                        =========  ===========  ============  =========  =========


See accompanying notes and accountant's report


                                                                              5.

                            BUTTERFIELD-BLAIR, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                   Period
                                                                June 29, 1999
                                            Year Ended       (Inception) Through
                                        December 31, 2000     December 31, 1999
                                        ------------------  ---------------------
Cash Flows From Operating Activities
  Net Income (Loss)                     $                -  $            (43,150)
  Adjustment To Reconcile Net
    Income (Loss) To Net Cash
    Provided (Consumed) By
    Operating Activities
     Consulting Fees and organization
      Costs Paid By Common Stock                         -                26,350
                                        ------------------  ---------------------

Net Cash Provided (Consumed) By
       Operating Activities                              -               (16,800)


Cash Flows From Financing Activities
  Proceeds From Subscription
       Of Common Stock                                   -                16,800
                                        ------------------  ---------------------

Net Increase In Cash                                     -                     -
Cash - Beginning                                         -                     -
                                        ------------------  ---------------------
Cash - Ending                           $                -  $                  -
                                        ==================  =====================

Supplemental Information
   Interest                             $                -  $                  -

   Income Taxes                                          -                     -

Noncash Financing Transactions:
  Common Stock Subscribed in
    Exchange For Consulting Fees
    And Organization Costs              $                -  $             26,350


See accompanying notes and accountant's report.


                                                                              6.

                             BUTTERFIELD-BLAIR, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


Note  1   Summary  of  Significant  Accounting  Principles

     a.   Accounting Method

          The Company's financial statements are prepared using the accrual method of accounting.

          The financial statements have been prepared on the basis of accounting principles applicable to a going concern. Accordingly, they do not purport to give effect to adjustments, if any, that may be necessary should the Company be unable to continue as a going concern. The continuation of the Company as a going concern is dependent upon the Company's ability to establish itself as a profitable business. The Company's ability to achieve this objective cannot be cannot be determined at this time.

     b.   Development Stage Company

          The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. The Company is devoting substantially all of its present efforts in securing and establishing a new business and planned normal operations have not commenced.

     C.   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     D.   Income Taxes

          The Company has no provision for income taxes because the Company did not have profitable operations during current periods.

     e.   Net (Loss) Per Common Share

          The computation of net income (loss) per common share is based on the weighted average number of common shares outstanding as of the balance sheet date.


See  Independent  Auditor's  Report


                                                                              7.

                             BUTTERFIELD-BLAIR, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

Note 2 - Organization

          Butterfield-Blair, Inc. (Company) was incorporated on June 29, 1999, in the State of Colorado. The Company was organized for the purpose of establishing a business of buying, rebuilding and selling antique farm tractors, pickups and semi-trucks.

          On June 29, 1999, the Company accepted stock subscriptions for 1,350,000 shares of $0.001 par value common stock for $1,350.00 of expenses incurred in the formation of the Company. These shares have not been issued.

          On October 1, 1999, the Company offered in a private placement memorandum under Rule 504 of Regulation D of the Securities Act of 1933 a total of 200 units of 5,000 shares of $0.001 par value common stock. The purchase price of each unit was $250.00 or a total of $50,000.00. A total of 836,000 shares were subscribed and paid for under the private placement memorandum for a total of $41,800.00, which consisted of $16,800.00 cash and $25,000.00 of services rendered. These shares have not been issued.





See Independent Auditor's Report.


                                                                              8.
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